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                                                            EXHIBIT 11

                              LINKON CORPORATION
                              ------------------

                       CALCULATION OF EARNINGS PER SHARE
                       ---------------------------------
                                 (Unaudited)



                                           SIX MONTHS        SIX MONTHS
                                             ENDED              ENDED
                                         JULY 31, 1996      JULY 31, 1995
                                         -------------      -------------

Loss for the Period                       $( 173,118)        $(1,127,884)
                                          ==========         ===========

Weighted Number of Shares Outstanding     10,753,252           8,820,073
                                          ==========          ==========

Loss Per Share:                           $     (.02)        $      (.13)
                                          ==========         ===========


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